Exhibit 15




May 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     We are aware that Ideon Group, Inc. has included our report dated April 29, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No.
71) in the Prospectus constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-51439 and 33-55581) and Form S-8 (Nos. 33-55585 and
33-57071) of SafeCard Services, Incorporated, as amended and adopted by Ideon Group, Inc. and Form S-8 (No. 33-59247) and Forms S-3 and S-8 ( No. 33-59249). We are also aware of our responsibilities under the Securities Act of 1933.



PRICE WATERHOUSE LLP
Tampa, Florida